UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2024

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alta Equipment Group Inc. (the “Company”) today announced that its Board of Directors (the “Board”) appointed Jeffrey (Jeff) Hoover as Chief Legal Officer and General Counsel of the Company, effective January 18, 2024.

Mr. Hoover, age 44, previously served as a partner at Dinsmore & Shohl LLP since July 2021. In addition, Mr. Hoover spent 14 years at Howard & Howard Attorneys, PLLC as an attorney and partner from 2007 through 2021. Mr. Hoover specialized in mergers and acquisitions, corporate finance, commercial lending, and real estate transactions. In these previous roles, Mr. Hoover has been an integral advisor to the Company, serving as external legal counsel since 2016. Mr. Hoover holds a Master's of Business Administration in Finance from Eastern Michigan University and Doctorate of Law from Cooley Law School.

In connection with the appointment described in Item 5.02(c) above, Mr. Hoover will receive an annual base salary of $400,000. In addition, he is eligible to receive an annual target cash bonus equal to 65% of his annual base salary and an annual target stock award equal to 65% of his annual base salary under the Company’s long-term incentive plan, both payable at the discretion of the Board. Mr. Hoover is also eligible to participate in the benefit plans and arrangements made available generally to the Company’s executive officers. Any compensation and benefits awarded in connection with any future separation of Mr. Hoover will be determined at the discretion of the Compensation Committee and may be based on the executive, his position, the nature of the potential separation, and his compliance with specified post-termination restrictive covenants.

There are no arrangements or understandings between Mr. Hoover and any other persons pursuant to which Mr. Hoover was selected to serve as the Company’s Chief Legal Officer and General Counsel. Mr. Hoover is not related to any officer or director of the Company and there are not transactions or relationships between Mr. Hoover and the Company that require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 22, 2024, the Company issued a press release announcing the hiring of Mr. Hoover, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated January 22, 2024, of Alta Equipment Group Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Date:	January 22, 2024	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt Title: Chief Executive Officer